UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)    On June 21, 2012, John P. McConnell notified Blackbaud, Inc. (the “Company”) that he was resigning as a member of the Company’s Board of Directors (the “Board”) effective immediately.

(e)    At the 2012 annual meeting of stockholders of the Company, stockholders approved a proposal to amend the Blackbaud, Inc. 2008 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares. The Board approved the Blackbaud, Inc. 2008 Equity Incentive Plan, as amended on March 15, 2012, subject to stockholder approval.

At the annual meeting, stockholders also approved a separate proposal to make additional amendments to the Plan. These amendments, set forth in the Amendment to the Blackbaud, Inc. 2008 Equity Incentive Plan (the “Amendment”), provide for cash incentive awards that are exempt from the $1 million deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and rename the Plan the “Blackbaud, Inc. 2008 Incentive Plan.” The Board approved the Amendment on March 15, 2012, subject to stockholder approval.

The amount and terms of future awards that will be made under the Blackbaud, Inc. 2008 Incentive Plan are not currently determinable.

You can find a summary of the principal features of the Blackbaud, Inc. 2008 Equity Incentive Plan, as amended and the Amendment in the definitive proxy statement for the Company’s 2012 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 27, 2012, under the headings “Proposal 2 - Amendment to the Blackbaud, Inc. 2008 Equity Incentive Plan to Increase its Share Reserve” and “Proposal 3 - Amendments to the Blackbaud, Inc. 2008 Equity Incentive Plan to Provide for Cash Incentive Awards Exempt from Section 162(m) and to Rename the Plan, and Re-Approval of the Material Terms of the Performance Goals Under the Plan.”

The description of the Blackbaud, Inc. 2008 Equity Incentive Plan, as amended and the Amendment provided herein is qualified in its entirety by reference to the full and complete text of the Blackbaud, Inc. 2008 Equity Incentive Plan, as amended and the Amendment filed as Exhibits 10.59 and 10.60 to this report on Form 8-K and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders

The Company held its 2012 annual meeting of stockholders on June 20, 2012. At the meeting, stockholders elected three Class B members to the Board for a term expiring at the annual meeting of stockholders in 2015, based on the following votes:

Member	For	Against	Abstain	Broker Non-Votes
Andrew M. Leitch	41,345,908	157,209	11,158	1,408,710
George H. Ellis	40,944,121	93,977	476,177	1,408,710
David G. Golden	40,944,212	86,861	483,202	1,408,710

The stockholders approved an amendment to the Plan to reserve an additional 7,000,000 shares of common stock for issuance thereunder. The vote for this proposal was 34,704,938 shares for, 6,332,490 shares against, 476,847 shares abstaining and 1,408,710 broker non-votes.

The stockholders also approved amendments to the Plan to provide for cash incentive awards exempt from Section 162(m) of the Code and to rename the Plan, and reapproved the material terms of the performance goals under the Plan. The vote for such proposal was 39,623,179 shares for, 1,867,643 shares against, 23,453 shares abstaining and 1,408,710 broker non-votes.

The stockholders voted on a nonbinding resolution approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the annual meeting. The vote on the resolution was 40,781,447 shares for, 251,722 shares against, 481,106 shares abstaining and 1,408,710 broker non-votes. The Company intends to continue holding advisory votes on executive compensation on an annual basis.

The stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2012. The vote on the ratification was 42,633,259 shares for, 276,741 shares against and 12,985 shares abstaining.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.59	Blackbaud, Inc. 2008 Equity Incentive Plan, as amended.

10.60	Amendment to the Blackbaud, Inc. 2008 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: June 26, 2012	/s/ Anthony W. Boor
Anthony W. Boor, Senior Vice President and Chief Financial Officer

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